Exhibit 99.(a)(5)(xvii)

Work in progress kpn  Project Celtic  Board of Management  The Hague, 28 May 2009Strictly private & confidential  JX 197  Q1 2008  Highly ConfidentialKPN000183749

Mergers & Acquisitions  Work in progress kpn  Agenda  Summary  Situation overview  Options going forward  Valuation  Recommendation  Q1 2008  Highly ConfidentialKPN00183750

Mergers & Acquisitions

WORK IN PROGRESS

kpn

Summary

- Celtic performance to date is behind expectations
  - Integration KGCS / TDC finalized, financial and shareholding performance lacking initial expectations
  - Strategy partly executed, strategic flexibility restricted by current listing, governance structure and share price
  - Value KPN stake diminished from $ ~300 mn (€ 220 mn[1]) to $ ~40 mn (€ 30 mn[1]) in the period 2007 to 2009
- Options going forward
  - Buy remaining 44% shares (free float)
  - Sell current 56% stake
  - Keep stake (status quo)
- Buying remaining stake and delisting is considered preferred option
  - Enables implementation of optimal governance structure
  - Creates room for strategic flexibility through delisting and full ownership
  - Makes realisation upside potential more likely
- Comprehensive post deal plan elements to capture value upside
  - Change governance structure
  - Refocus management team and selectively change management team members
  - Execute growth strategy by investing in both organic and non-organic growth
- We ask the Management Board to
  - Start preparing a possible tender offer (TO) for the remaining outstanding shares in Celtic
  - Inform Supervisory Board regarding the possible TO
  - Note: the formal request to launch the TO will be made at a later stage

1. USD – EUR exchange rate of 0.74 as at 15 May 2009

3

Q1 2008

3

Highly Confidential

KPN00183751

Mergers & Acquisitions  Work in progress kpn  Agenda  Summary  Situation overview  Options going forward  Valuation  Recommendation  Q1 2008  Highly ConfidentialKPN00183752

Mergers & Acquisitions  Work in progress kpn  Mergers & Acquisitions  Profile Celtic  Activities  Celtic is a carrier of international voice traffic, headquartered in Burlington, Boston MA, USA  Founded in 1996 and listed on the Nasdaq in 1999  Celtic operates VolP and TDM technology based platforms  In 2007 Celtic was the number 2 world wide Carrier in terms of traffic minutes   Network spans over 100 countries and delivers approximately 2 bn minutes of International call termination per month  Customers include KPN, AT&T, Verizon, Vodafone, China Mobile, China, Unicom, IDT, Qwest, Skype, Telefonica and Yahoo  As of 31 December 2008 Celtic employed 372 people  Strategy  Create sustainable international carrier activities through:   Exploiting scalable systems and processes enabling active role in continued industry consolidation  Focusing on operational efficiency  Manage at finer granularity than typical incumbent players   Exploit advanced business analytics  Building economies of scale  Become market share leader in multiple countries  Exploit low cost of operation and transmission through VolP to create value in future acquisitions and outsourcing deals  Management team  Ofer Gneezy, CEO and Chairman of the Board(*)   Gordon VanderBrug, Executive Vice President(*)  Richard Tennant, CFO(*)  Mark Flynn, Chief Legal Officer  Paul Floyd, Global products, Networks and Systems  Edwin van Ierland, Sales and Purchase  Ajay Joseph, CTO  Tamah Rosker, HR  (*) executive director  Financials(1)  $ mn 2006PF 2007PF 2008A  Revenues 1,298.9 1,390.6 1.323.6  Growth 7.1% (4.9%)  Gross profit 133.4 142.3 136.3  Margin 10.3% 10.2% 10.3%  Adjusted EBITDA(2) 52.5 49.7 42.3  Margin 4.0% 3.6% 3.2%  Adjusted EBITDA(2) Capex 37.7 n.a. 26.3  % of revenue 2.9% n.a. 2.0%  1.  Source: 2006PF Volcano Supervisory Board presentation 14 June 2006, 2007PF and 2008A Celtic investor presentation 2008 results  2.  EBITDA adjusted for merger related expenses, acquisition activity related expenses, option analysis expense, retroactive regulatory fees & other, and purchase accounting adjustments.  Stock based compensation expenses included   Q1 2008  Highly ConfidentialKPN00183753

Mergers & Acquisitions  Work in progress kpn  Profile Celtic (cont’d)  Share price  Celtic share price   Nasdaq (rebased)  Ownership(1)  Name   Amount held (mn)   %held  1 KPN   40.1   56.3%  2 Naugatuck Valley Holding Company   4.2   5.9%  3 Singer Children Management   2.9   4.1%  4 Millennial Management   2.7   3.916  5 Lampe. Conway &Co.   1.9   2.7%  6 GMT Capital Corp   1.6   2.3%  7 Barclays Global investors   1.5   2.1%  8 Ofer Gneezy   1.4   2.0%.  9 Paradigm Capital Management   1.2   1.6%  10 Dimensional Fund0.91.3%        Rest   12.7   17.9%        Total   71.2   100.0%  CEO Celtic  Milestones  A. Announcement transaction with KPN  B. Closing transaction with KPN  C. Dividend payment  D. Start share buy back 2008  E. Completion share buy back 2008  $ 15 mn of common stock repurchased  KPN’s share increased from 51% to 56%  F. Lehman bankruptcy  G. Closing price 15 May 2009: $ 1.07  Performance year-to-date: (24%)  Celtic - KPN transaction 2007  Announcement date 21 June 2005 (A)  Closing date 1 October 2007 (B)  KPN obtained 40.1 mn (or 51%) new shares in Celtic for the consideration consisting of:  $ 55 mn cash payment  Contribution of 100 % shares in KGCS  $ 21 mn cash on KPN GCS balance sheet  Framework services agreement with KGCS  License to use KPN’s portfolio of patents  Total value of the combination upon close was $ 585 mn of which KPN share was $ 298 mn(2)  1. Source: Bloomberg, 15 May 2009  2. Based on a closing share price of $7.82 on 9 October 2007, post dividend payout of $113 million to non-KPN Celtic shareholders  Q1 2008 Highly ConfidentialKPN00183754

Mergers & Acquisitions  Work in progress kpn  Market developments  Traffic volumes increasing and shifting to VoIP; traffic prices declining  CAGR 14% 36% 10%  Traditional minutes (bn) VoIP minute (bn)  (x%) Percentage traditional minutes of total minutes  International decline  Average Revenue per minute (ARPM)  CAGR 14% 36% 10%  Traditional revenue (€ bn)VoIP revenue (€ bn)  (x%) Percentage traditional revenue of total revenue  Traffic trends  Modest growth in traditional minutes  VoIP share of global traffic is increasing  Price trends  Steady price erosion of 5 — 10% per annum due to price competition  Current conditions  Economic slowdown results in lower traffic volumes due to less long distant calls  Outlook  International voice traffic is expected to grow in long-term with lower mid-term growth  Price erosion expected to continue  Revenue development not fully clear  Source: TeleGeography 2009  Q1 2008  Highly ConfidentialKPN000183755

Mergers & Acquisitions

WORK IN PROGRESS

kpn

Market overview

International carrier market is fragmented, consolidation expected to continue bn minutes **Int. carrier market 2007**



Verizon 31.1 9%
Celtic 26.1 8%
Tata 21.1 6%
DT 17.5 5%
Telecom Italia 16.8 5%
Orange 16.1 5%
IDT 14.9 4%
Belgacom 13.8 4%
BT 13.5 4%
Sprint 13.3 4%
C&W 10.6 3%
Telmex 9.5 3%
Other 134 40%

- Currently the international carrier market is highly fragmented, consisting of
  - Independent players
  - Traditional (incumbent) players
- Success in international carrier voice business is becoming more dependent on
  - Economies of scale
  - Efficient VoIP platforms
- Several consolidations have taken place
  - VSNL / Teleglobe / ITXC (2004/2005)
  - IDT / Net2phone (2006)
  - Belgacom / Swisscom (2005)
  - Celtic / KGCS (2007)
  - Celtic / TDC (2008)
- Further consolidation is expected to continue
  - Implementing VoIP poses challenges to established carriers (BT, TI Sparkle, etc)
  - Carrier business considered subscale and non-core by traditional players

Source: TeleGeography 2008

8

Q1 2008

8

Highly Confidential

KPN00183756

WORK IN PROGRESS

Mergers & Acquisitions

kpn

Operational performance Celtic

Decreasing volume partly offset by margin increase in latest quarter bn minutes
Minutes of use
5.5% 6.3% (3.4%) (3.3%) 6.4% (5.4%) (2.7%) (3.7%)
Q1 '07 Q2 '07 Q3 '07 Q4 '07 Q1 '08 Q2 '08 Q3 '08 Q4 '08 Q1 '09
Total minutes of use
Y-on-Y Growth

- Celtic has not been able to benefit from increase in international traffic volume
- One time increase in minutes in Q2 '08 is caused by outsourcing deal with TDC
- Decline in minutes is mainly caused by apparent limited operational focus



US$ cents
Average revenue per minute
9.9% 10.6% 9.3% 11.1% 10.9% 10.4% 9.5% 10.4% 12.1%
Q1 '07 Q2 '07 Q3 '07 Q4 '07 Q1 '08 Q2 '08 Q3 '08 Q4 '08 Q1 '09
Average revenue per minute
Average margin per minute

- Celtics average revenue per minute has been falling over last quarters
- However, margin recovered in Q2 and Q3 '08 as the integration with KGCS appears to come together
  - In Q1 '09 Celtic experienced a significant increase in margin due to a focus on more valuable minutes

9

Q1 2008

9

Highly Confidential

KPN00183757

Mergers & Acquisitions

WORK IN PROGRESS

kpn

Financial and share price performance Celtic

Declining revenues and underperforming share price


US$ mn
Revenue
3.8%
4.0%
4.0%
3.3%
3.3%
2.9%
3.6%
326
351
326
255
Q1 '07
Q2 '07
Q3 '07
Q4 '07
Q1 '08
Q2 '08
Q3 '08
Q4 '08
Revenue and other income
Adjusted EBITDA margin(1)

- Key performance metrics have deteriorated during last several quarters driven by price and volume declines
- One time revenue increase in Q2 '08 is caused by outsourcing deal with TDC
- EBITDA margin uplift visible since Q3 '08 due to focus on more valuable minutes


Indexed share price overview
150
125
100
75
50
25
0
Celtic
Level 3
IDT
S&P 500

- Overall market sentiment deteriorated since Q3 2007 after Lehman collapse
- Celtic has no (pure play) listed peers
- Network based communication services providers are included for comparison reasons
- Performance Celtic in line with broader sector

1 Adjusted EBITDA calculated as adjusted EBITDA according Celtic's definition less stock based compensation

10

Q1 2008 10

Highly Confidential KPN00183758

Mergers & Acquisitions  Work in progress kpn  Situation overview - recap  Situation pre 2007 Celtic - KPN transaction  European carriers facing price pressure, scale required to operate sustainable at low cost   KPN’s sub-scale operation necessitated exit or partnership to create sustainable position  Celtic - KPN transaction in 2007  KPN contributed 100% of the international carrier business (KGCS) into Celtic  Celtic issued new shares to KPN representing 51% of fully diluted shares (now 56%)  51% of shares represented value of $ 298 mn at closing  Plan post Celtic - KPN transaction  Capturing cost synergies offered by larger scale and operational efficiencies  Creation of tier 1 carrier through further acquisitions and outsourcing  Current status Celtic  Integration KGCS / TDC finalized, financial and operational performance lacking initial expectations  Strategy partly executed, strategic flexibility restricted by current governance structure, listing and low share price  56% of share holding represents market cap of $ 43 mn(1)  Current situation Celtic seems unsustainable  Options going forward  Buy remaining 44% shares  Sell current 56% stake  Keep stake (status quo)  1.  Based on share price of $1.07 (14 May 2009)  Q1 2008  Highly Confidential KPN00183759

Mergers & Acquisitions  Work in progress kpn  Agenda  Summary  Situation overview   Options going forward  Valuation  Recommendation  Q1 2008  Highly Confidential KPN 00183760

Mergers & Acquisitions  Work in progress kpn  Options going forward  Buying remaining stake and delisting considered most attractive option  Buy remaining 44% shares  Pro’s  Strategic flexibility through full ownership and delisting  Optimal governance structure can be implemented  Realisation upside potential more likely  Capture 100% of upside potential  Moment seems interesting]  Con’s  Additional investment required   Time and effort for delisting process  Relatively high transaction costs vs. anticipated deal size  Preferred Option  Sell Current 56% stake  Pro’s  No management focus required for managing / governing Celtic (commercial / operational relationship remains)  Con’s  Possible damage to reputation  No opportunity to capture upside potential  Loss of revenue (6.3% of total FY 2008) and EBITDA contribution  Potential value loss through multiple difference Celtic and KPN  Fallback option  Keep stake (status quo)  Pro’s  No further investment needed to acquire remaining stake  Con’s   Limited flexibility to improve business performance  Continued management focusviable option required  Capture only 56% of upside potential  Seems no viable option  Q1 2008  Highly ConfidentialKPN00183761

Mergers & Acquisitions  Work in progress kpn  Performance improvement potential  NPV in $ mn  EB to comment on 2% revenue growth  Value per share $ 1.44 $0.15 $0.10 $0.27 $0.65 $1.17 $ 1.07 $ 1.54  Implied share price (cumulative) $1.44 $1.59 $ 1.69 $ 1.96 $ 2.61 $2.61 $1.07 $2.61  1. 1% decline in revenue growth results in a value loss of $ 21 mn  2. Equity value based on closing share price of $1.07 on 15 May 2009 and 71.2 mn shares outstanding  Q1 2008  Highly ConfidentialKPN00183762

Mergers & Acquisitions WORK IN PROGRESS [kpn logo] Redacted for Business Strategy Immunity

Q1 2008	15
Highly Confidential	KPN00183763

Mergers & Acquisitions  Work in progress kpn  Agenda  Summary  Situation overview  Options going forward  Valuation  Recommendation  Q1 2008  Highly ConfidentialKPN00183764

Mergers & Acquisitions  Work in progress kpn  Indicative stand alone valuation  Enterprise Value Equity Value ClarificationEV/EBITDA multiples 2008A 2009E  52 week high $ 281 mn $ 308 mn 52 week high of $4.32 per share (12 August 2008) 6.6x 6.8x  52 week low $ 12 mn $ 38 mn 52 week high of $0.54 per share (3 March 2009) 0.3x 0.3x  3 Mo. Avg. $33 mn $59 mn 3 Month trading average of $0.83 per share 0.8x 0.8x  Current trading $ 50 mn $76 mn Share price of $1.07 per share (15 May 2009) 1.2x 1.2x  Base case $76 mn $103 mn Base case projections, implied share price of $1.44 per share 1.8x 1.8x  Jefferies: target. price $64 mn $105 mn Target price of $1.25 per share (27 Jan 2009)1.5x 1.5x  Q1 2008  Highly ConfidentialKPN00183765

Mergers & Acquisitions  Work in progress kpn  Indicative value creation potentialconceptual  Value creation potential depends on share price, premium and deal costs  NPV in $ mn  1.  Equity value based on closing share price of $1.07 on 14 May 2009 and 71.2 mn shares outstanding  Q1 2008  Highly ConfidentialKPN000183766

Mergers & Acquisitions  Work in progress kpn  Indicative value creating potential (cont’d)  € mn unless noted otherwise  Share price ($)  Offer price ($)  Value non-KPN Equity share  Value premium  Deal costs  Base case  Upside potential to cost savings  Effeciencies  Total upside potential  Q1 2008  Highly ConfidentialKPN00183767

Mergers & Acquisitions  Work in progress kpn  High level process description check by legal  Preparation tender offer  Obtain mandate from KPN Board and Supervisory Board to make initial (friendly) tender offer (TO) for remaining outstanding shares Celtic  Prepare documentation required to launch TO  [Decide to make TO in due course after Supervisory Board discussion and conditional on market circumstances]  Redacted for Business Strategy Immunity  Q1 2008  Highly ConfidentialKPN00183768

Mergers & Acquisitions WORK IN PROGRESS [kpn logo] Redacted for Business Strategy Immunity

Q1 2008	21
Highly Confidential	KPN00183769

Mergers & Acquisitions WORK IN PROGRESS [kpn logo] Redacted for Business Strategy Immunity

Q1 2008	22
Highly Confidential	KPN00183770

Mergers & Acquisitions  Work in progress kpn  Summary  Situation overview  Options going forward  Valuation  Recommendation  Q1 2008  Highly ConfidentialKPN00183771

Mergers & Acquisitions  Work in progress kpn  Recommendation and next steps  We recommend the buy option  Next steps  Start preparation for possible TO and TO announcement  Inform Supervisory Board regarding the possible TO  We ask the Management Board to  Start preparing a possible tender offer (TO) for the remaining outstanding shares in Celtic   Inform Supervisory Board regarding the possible TO  Note: the formal request to launch the TO will be made at a later stage  Q1 2008  Highly ConfidentialKPN00183772

Mergers & Acquisitions WORK IN PROGRESS [kpn logo] Appendix

Q1 2008	25
Highly Confidential	KPN00183773

Mergers & Acquisitions  Work in progress kpn  Base case financials and valuation(1)  ($ mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 2012E 20135 2014E 2015E  Revenue 694.2 1,140.6 1,298.9 1,390.6 1,323.6 1,015.6 1,023.2 1,037.4 1,053.9 1,070.8 1,089.0 1,107.5  Growth 14.7% 13.9% 7.1% (4.8%) (23.3%) 0.8% 1.4% 1.6% 1.6% 1.7% 1.7%   Gross margin 120.6 103.3 133.4 142.3 138.3 121.8 117.1 116.9 116.5 116.6 118.5 120.4  Margin 12.1% 9.1% 10.3% 10.2% 10.3% 12.0% 11.4% 10.3.4 11.1% 10.9% 10.9% 10.9%  Operating expenses 57.2 64.4 80.9 92.6 94.0 80.3 79.0 80.1 81.4 82.7 84.1 85.5   Operating EBITDA 634 38.9 52.5 49.7 42.31°41.5 38.0 36.8 35.1 33.9 34.4 30.9  Margin 6.4% 3.4% 4.0% 3.6% 3.2% 4.1% 3.7% 3.5% 3.3% 3.2% 3.2% 3.1%  Depreciation and amort. 246 18.8 174 30.1 32.0 34.4 33.0 31.7 28.1 19.7 19.1 18.4   Operating EBIT 38.9 20.1 35.1 19.6 10.3 7.1 5.0 5.1 7.0 14.2 15.3 16.5   Margin 3.9% 1.8% 2.7% 1.4% 0.8% 0.7% 0.5% 0.5% 0.7% 1.3% 1.4% 1.5%  Capex (7.5) (8.3) (14.8) n.a. (05.1) (15.3) (15.6) (15.8) (16.1) (16.4)   EBITDA - Capex 55.9 30.6 37.7 n.a. 2.63(2) 26.5 22.9 21.4 19.6 18.1 18.3 18.5  Base case valuation  WACC 15%  Terminal growth rate 0%  PV Terminal Value 8.3  Firm Value ($ mn) 76.3  Net debt (cash) (26.6)  Equity value 102.8  Per share 1.44  1.  Actual figures for 2004 - 2007 are based on pro forma figures.  2004 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006.  2007 pro forma stated in iBasis investor presentation dated 1 May 2009. Projections are based on KPN M&A estimates.  2.  Excludes goodwill impairment of $214.8 mn.  Q1 2008  Highly ConfidentialKPN00183774

Mergers & Acquisitions  Work in progress kpn  Jefferies and Co. financials and valuation(1)  ($ mn) 2004PF 2005PF 2006PF 2007PF 2008A 2009E 2010E 2011E 20126 20136 2014E  Revenue 994.2 1,140.6 1,298.9 1,390.6 1,323.8 1,257.1 1,275.4 1,289.2 1,303.6 1,316.1 1,328.8  Growth 14.7% 13.9% 7.1% (4.8%) (5.0%) 1.5% 1.1% 1.1% 1.0% 0.9%  Gross margin 120.6 103.3 133.4 142.3 136.3 133.4 1374 139.0 140.6 142.0 143.4  Margin 12.1% 9.1% 10.3% 10.2% 10.3% 10.6% 10.8% 10.8% 10.8% 10.8% 10.8%  Operating expenses 57.2 64.4 80.9 92.6 94.0 95.6 96.6 97.8 98.9 99.9 100.8  Operating EBITDA 63.4 38.9 52.5 49.7 4230, 37.8 40.6 41.2 41.7 42.1 42.6  Margin 6.4% 3.4% 4.0% 3.6% 3.2% 3.0% 3.2% 3.2% 3.2% 3.2% 3.2%  Depreciation and amort. 24.6 18.8 17.4 30.1 32.0 32.2 32.9 33.3 31.2 28.8 27.6  Operating EBIT 38.8 20.1 35.1 n.a. 10.3w 5.6 7.7 7.9 10.5 13.3 15.0  Margin 3.9% 1.8% 2.7% n.a. 0.8% 0.4% 0.6% 0.6% 0.8% 1.0% 1.1%   Capex. (7.5) (8.3) (14.8) n a. (18.0) (21.0) (24.0) (26.3) (28.3)  EBITDA Capex 55.9 30.6 37.7 n.a. 26.3(2) (15.0) 22.6 20.2 17.7 15.8 14.3  Jefferies DCF valuation  WACC 15%  Terminal growth rate 0%  PV Terminal Value 28.3  Finn Value ($ mn) 84.0  Net debt (cash) (41.0)  Equity value 105.0  Public market discount 15%  Public market equity value 89.3  Per share 1.25  1.  Source: Years 2004PF - 2006PF Volcano Supervisory Board presentation dated 6 Dec 2006, 2007PF and 2009E - 2015E Jefferies & Co. report dated 27 Jan 2009 and 2008A 10-K 2008 iBasis 2.  Excludes goodwill impairment of $214.8 mn  Q1 2008  Highly Confidential KPN00183775

Mergers & Acquisitions

WORK IN PROGRESS kpn

Financial comparison base case vs. Jefferies case



$ mn
Revenue
934
1,141
1,299
1,391
1,324
1,257
1,275
1,289
1,304
1,318
1,328
1,100
N.A.
2004A
2005A
2006A
2007A
2008A
2009E
2010E
2011E
2012E
2013E
2014E
2015E
Base case (1) Jefferies and Co. (2)



$ mn
Gross margin
121
103
133
142
136
122
133
117
137
117
139
117
141
117
142
119
143
120
N.A.
2004A
2005A
2006A
2007A
2008A
2009E
2010E
2011E
2012E
2013E
2014E
2015E
Base case (1) Jefferies and Co. (2)

1. Actual figures for 2004 – 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006. 2007 pro forma figure based on Jefferies & Co. report dated 27 January 2008. Base case projections based on KPN M&A estimates.
2. Jefferies & Co. report dated 27 January 2008

28

Q1 2008

28

Highly Confidential

KPN00183776

Mergers & Acquisitions  Work in progress kpn  Financial comparison base case vs. Jefferies case (cont’d)  $ mnEBITDA  Base case(1) Jefferies and Co. (2)  $mn Cash flow(3)   Base case(1) Jefferies and Co.(2)  1.  Actual figures for 2004 - 2007 are based on pro forma figures. 2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006.  2007 pro forma figure based on Jefferies & Co. report dated 27 January 2009.  Base case projections based on KPN MBA estimates.  2.  Jefferies & Co. report dated 27 January 2009  3.  Defined as EBITDA  Q1 2008  Highly ConfidentialKPN00183777

Mergers & Acquisitions  Work in progress kpn  Financial comparison base case vs. Jefferies case (cont’d)  Gross margin  Base case(1) Jefferies and Co.(2)  EBITDA margin  Base case(1) Jefferies and Co.(2)  1.  Actual figures for 2004 - 2007 are based on pro forma figures.  2004, 2005 and 2006 pro forma figures based on Volcano Supervisory Board presentation dated 6 Dec 2006.  2007 pro forma figure based on Jefferies & Co. report dated 27 January 2000.  Base case projections based on KPN MA estimates.  2.  Jefferies &Co. report dated 27 January 2009.  Q1 2008  Highly ConfidentialKPN00183778

Mergers & Acquisitions WORK IN PROGRESS [kpn logo] Redacted for Privilege

Q1 2008	31
Highly Confidential	KPN00183779

Mergers & Acquisitions WORK IN PROGRESS [kpn logo] Redacted for Privilege

Q1 2008	32
Highly Confidential	KPN00183780

Mergers & Acquisitions  Work in progress kpn  Indicative stand alone valuation  Sensitivity analysis base case  Additional annual revenue growth  Additional annual gross margin  (2.0%) (1.0%) 0.0% 1.0% 2.0%  (1 0%) 14 39 62 83 106   (0.5%) 39 63 84 105 128  0.0% 61 82 103 125 149  0.5% 79 100 122 145 170  1.0% 97 118 141 165 192  WACC  Terminal growth  14.0% 14.5% 15.0% 15.5% 16.0%   (1.0%) 111 107 103 99 96  (0.5%) 111 107 103 99 96  0.0% 111 107 103 99 96  0.5% 111 107 103 99 96  1.0% 111 107 103 99 96  Q1 2008  Highly ConfidentialKPN00183781

Mergers & Acquisitions  Work in progress kpn  Precedent minority Buy-ins                                                                                                                                Indicative  Premium to EV 1 day  Premium to share price 1 day 1 Mo Avg 3 Mo Avg 6 Mo Avg LTM High LTM Low  Initial  Mean 32.3% 29.0% 29.9% 23.7% 18.1% (25.4%) (157.2%)  Median 13.2% 21.5% 25.8% 17.4% 12.7% (18.9%) 62.2%  High 468.5% 98.5% 125.6% 100.3% 121.8% 87.1% 1749.1%  Low (39.0%) (7.9%) (6.5%) (25.2%) (51.2%) (88.4%) 20.8%  Final  Mean 45.1% 40.7% 413% 40.1% 36.3% (14.0%) 189.2%  Median 17.9% 32.8% 37.6% 30.1% 25.6% (7.0%) 83.5%  High 641.1% 140.0% 96.5% 111.4% 121.8% 87.1% 1749.1%  Low (67.6%) 6.7% (4.4%) (13.6%) (9.5%) (87.0%) 20.8%  Average initial premium -30% to Enterprise Value   Average final premium -45% to Enterprise Value  Source: Morgan Stanley, 13 May 2009  Q1 2008  Highly ConfidentialKPN00183782

Mergers & Acquisitions  Work in progress kpn  Premium considerations  Indicative  In general premiums are paid over the equity value  The equity value includes the cash/debt position  Celtic has a positive net cash position of $ 26.6 mn (Q1 2009)  Premiums should not be paid over positive cash positions  To correct for positive cash position, enterprise value should be used as basis for premium  Premium to EV 1 Day  Premium to Share price 1 day 1 Mo Avg 3 Mo Avg 6 Mo Avg LTM High LTM Low  Enterprise Value Equity Value Buy-In Amount Other Price  Q1 2008  Highly ConfidentialKPN00183783

Mergers & Acquisitions WORK IN PROGRESS [kpn logo] Back-up

Q1 2008	36
Highly Confidential	KPN00183784

Mergers & Acquisitions  Work in progress kpn  Premium considerations  Indicative  Premium to EV 1 Day  Premium to share price 1 day 1 Mo Avg 3 Mo Avg 6 Mo Avg LTM High LTM Low  Enterprise Value  Equity Value  Buy-In Amount  Offer Price  Precedent minority Buy-Ins(2)  Premium to EV 1 Day  Premium to share price 1 day 1 Mo Avg 3 Mo Avg 6 Mo Avg LTM High LTM Low  Initial  Mean  Median  High  Low  Final  Mean  Median  High  Low 1.  Enterprise value based on closing share price of $1.07 on 14 May 2009 and 71.2 mn shares outstanding  2.  Source: Morgan Stanley, 13 May 2009  Q1 2008  Highly ConfidentialKPN00183785

Slide 39    Cell: A1 Comment:  Highly Confidential KPN00183787

Slide 40    Cell: B1 Comment: 151037  Cell: A2 Comment:  Highly Confidential KPN00183788

Slide 41    Cell: A3 Comment:  Highly Confidential KPN00183789

Slide 42    Cell: A4 Comment:  Highly Confidential KPN00183790

Slide 43    Cell: A5 Comment:  Highly Confidential KPN00183791

Slide 44      Highly Confidential KPN00183792

Slide 45    175 150 125 100 75 50 25 0 Jun-06 Oct-06 Feb 07 May-07 Sep-07 Jan-08 May-08 Sep-08 Dec-08 May-09 Celtic Level 3 Global Crossing Vonage IDT S&P 500 Nasdaq  Highly Confidential KPN00183793

	A	B	C	D	E	F	G	H
1		Celtic	Level 3	Global Crossing	Vonage	IDT	S&P 500	Nasdaq
2	21-Jun-2006	100.0	100.0	100.0	100.0	100.0	100.0	100.0
3	22-Jun-2006	100.6	100.0	98.1	97.7	99.3	99.5	99.1
4	23-Jun-2006	99.1	97.3	97.4	99.8	100.1	99.4	99.1
5	26-Jun-2006	98.7	97.6	97.5	101.7	99.3	99.9	99.6
6	27-Jun-2006	98.3	91.5	92.9	99.9	98.4	99.8	99.1
7	28-Jun-2006	97.3	92.5	93.5	100.5	97.7	99.5	98.6
8	29-Jun-2006	98.3	99.3	95.3	100.8	99.3	101.7	101.6
9	30-Jun-2006	100.6	107.5	93.1	97.1	99.9	101.4	101.4
10	03-Jul-2006	100.6	101.2	91.7	97.2	99.9	102.2	102.3
11	04-Jul-2006	100.6	101.2	91.7	97.2	99.9	102.2	102.3
12	05-Jul-2006	101.7	100.0	98.9	95.4	99.3	101.5	100.6
13	06-Jul-2006	99.8	103.4	92.9	88.3	97.2	101.7	100.6
14	07-Jul-2006	98.7	106.5	93.6	86.7	97.1	101.1	99.5
15	10-Jul-2006	97.7	104.8	98.1	83.8	98.8	101.2	98.9
16	11-Jul-2006	97.3	105.9	98.1	79.5	99.1	101.6	99.4
17	12-Jul-2006	96.0	101.0	86.6	79.3	96.6	100.6	97.6
18	13-Jul-2006	93.7	99.6	83.1	74.4	96.9	99.2	96.9
19	14-Jul-2006	95.2	97.8	77.9	76.4	94.6	98.7	95.1
20	17-Jul-2006	93.9	99.6	79.3	80.8	96.2	99.6	96.2
21	18-Jul-2006	92.9	97.6	78.5	78.8	94.4	98.8	95.4
22	19-Jul-2006	92.7	105.1	77.9	80.8	97.4	100.6	97.2
23	20-Jul-2006	92.9	100.2	76.2	81.3	97.8	99.8	95.2
24	21-Jul-2006	94.3	97.1	75.6	77.3	97.2	99.8	94.4
25	24-Jul-2006	93.8	105.6	78.8	78.2	98.1	100.7	96.8
26	25-Jul-2006	98.3	96.9	83.1	78.8	99.3	101.3	96.9
27	26-Jul-2006	95.2	95.9	78.7	78.3	98.2	101.3	96.7
28	27-Jul-2006	96.0	96.6	78.7	78.6	97.6	100.8	96.9
29	28-Jul-2006	96.0	96.9	77.6	78.5	97.9	102.1	97.8
30	31-Jul-2006	95.9	94.9	79.1	80.1	96.9	102.8	97.7
31	01-Aug-2006	94.4	93.9	76.5	75.7	97.8	101.5	96.3
32	02-Aug-2006	94.3	91.3	78.7	72.3	97.7	102.1	97.1
33	03-Aug-2006	94.7	88.1	78.1	73.1	97.8	102.2	97.7
34	04-Aug-2006	95.2	98.2	78.8	78.1	97.8	102.2	97.4
35	07-Aug-2006	93.7	83.8	73.4	78.4	97.3	101.9	96.8
36	08-Aug-2006	93.4	99.1	78.6	79.3	96.6	101.6	96.2
37	09-Aug-2006	92.5	89.6	76.2	76.9	97.2	101.1	96.2
38	10-Aug-2006	92.2	91.0	88.8	75.8	98.3	101.6	96.9
39	11-Aug-2006	98.5	90.2	77.7	73.4	97.8	101.2	96.1
40	14-Aug-2006	91.1	99.1	76.7	72.4	97.2	101.3	96.6
41	15-Aug-2006	89.0	92.5	78.7	73.9	98.2	102.7	98.8
42	16-Aug-2006	88.5	92.5	77.5	75.8	98.3	103.5	100.4
43	17-Aug-2006	88.6	90.1	75.8	73.9	98.9	103.6	100.8
44	18-Aug-2006	88.4	91.0	77.1	71.6	99.1	104.8	101.1
45	21-Aug-2006	91.2	93.7	77.1	76.3	98.8	103.6	100.3
46	22-Aug-2006	96.1	99.5	76.7	74.9	99.3	103.7	100.4
47	23-Aug-2006	92.0	96.6	77.0	76.8	98.1	103.3	99.7
48	24-Aug-2006	93.6	98.3	76.5	80.1	100.6	103.5	99.9
49	25-Aug-2006	93.2	101.5	78.0	80.3	100.7	103.4	100.0
50	28-Aug-2006	95.2	101.7	73.2	80.8	101.3	104.1	100.9
51	29-Aug-2006	96.0	103.9	77.2	85.2	100.6	104.2	101.5
52	30-Aug-2006	95.5	106.3	81.2	91.5	102.5	104.2	102.1
53	31-Aug-2006	96.6	107.8	86.9	96.2	103.4	104.1	102.0
54	01-Sep-2006	98.3	104.4	88.3	100.6	103.9	104.7	102.4
55	04-Sep-2006	98.3	104.4	88.9	100.6	103.8	104.7	102.4
56	05-Sep-2006	98.4	104.1	98.3	81.1	106.6	104.8	103.0
57	06-Sep-2006	98.9	102.4	86.7	89.6	103.4	103.8	101.2
58	07-Sep-2006	100.5	99.5	92.7	81.3	104.9	103.1	100.7
59	08-Sep-2006	101.1	100.7	83.2	88.8	104.9	103.7	101.1
60	11-Sep-2006	98.8	105.3	88.4	81.8	105.0	103.8	101.5
61	12-Sep-2006	98.9	109.9	93.9	85.3	106.1	104.9	103.5
62	13-Sep-2006	99.8	110.2	93.0	88.3	106.2	105.3	104.0
63	14-Sep-2006	100.0	119.4	98.3	82.7	106.1	105.1	104.1
64	15-Sep-2006	101.9	123.6	98.7	82.6	106.6	105.4	104.4
65	18-Sep-2006	100.0	122.2	98.0	82.8	106.6	105.5	104.4
66	19-Sep-2006	98.7	125.4	98.4	81.4	106.6	105.3	103.9
67	20-Sep-2006	98.7	129.8	101.6	80.7	106.6	105.8	105.2

Highly Confidential KPN00183794

Slide 47    Sep-2006 Sep-2006 Sep-2006 Sep-2006 Sep-2006 Sep-2006 Sep-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Oct-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Nov-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006  Highly Confidential KPN00183795

Slide 48    Dec-2006 Dec-2006 Dec-2006 Dec-2006 Dec-2006 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Jan-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Feb-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007 Mar-2007  Highly Confidential KPN00183796

Slide 49    Mar-2007 Mar-2007 Mar-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 Apr-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 May-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007 Jun-2007  Highly Confidential KPN00183797

Slide 50    Jun-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Jul-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Aug-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Sep-2007 Oct-2007  Highly Confidential KPN00183798

Slide 51    Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Oct-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Nov-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007 Dec-2007  Jan-2008 Jan-2008  Highly Confidential KPN00183799

Slide 52    Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Jan-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Feb-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Mar-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008  Highly Confidential KPN00183800

Slide 53    Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 Apr-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 May-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jun-2008 Jul-2008 Jul-2008 Jul-2008 Jul-2008 Jul-2008 Jul-2008  Highly Confidential KPN00183801

	A	B	C	D	E	F	G	H
537	09-Jul-2008	35.8	64.2	93.1	16.6	12.5	99.4	104.4
538	10-Jul-2008	35.4	67.4	93.1	17.9	12.7	100.1	105.4
539	11-Jul-2008	35.3	69.0	93.7	16.1	13.0	99.8	104.6
540	14-Jul-2008	35.0	69.0	95.1	16.3	12.9	99.1	103.3
541	15-Jul-2008	35.4	67.1	89.8	17.1	12.9	97.8	103.5
542	16-Jul-2008	37.9	69.0	98.7	17.7	13.0	99.5	106.7
543	17-Jul-2008	43.1	71.4	87.4	17.6	13.1	100.6	108.0
544	18-Jul-2008	43.0	70.7	94.6	17.6	13.0	100.7	106.6
545	21-Jul-2008	43.0	70.0	94.4	17.7	13.0	100.6	106.5
546	22-Jul-2008	43.0	75.9	92.7	18.8	13.0	102.3	107.6
547	23-Jul-2008	41.6	86.2	98.2	18.1	13.0	102.4	108.6
548	24-Jul-2008	43.1	90.9	95.7	18.8	13.0	100.8	106.5
549	25-Jul-2008	44.6	73.5	85.8	16.9	13.2	100.4	107.9
550	28-Jul-2008	44.6	78.3	89.0	16.5	13.1	99.6	105.7
551	29-Jul-2008	45.1	85.5	87.1	16.8	13.0	100.9	108.3
552	30-Jul-2008	45.5	85.7	98.4	16.0	13.0	102.6	108.8
553	31-Jul-2008	45.4	82.9	86.6	15.4	12.8	101.2	108.6
554	01-Aug-2008	46.9	78.2	94.1	15.7	12.9	100.6	107.9
555	04-Aug-2008	44.0	75.2	85.1	15.7	12.0	90.7	106.7
556	05-Aug-2008	44.9	78.9	98.9	15.1	13.0	102.6	109.7
557	06-Aug-2008	45.1	81.1	94.8	15.8	13.2	102.3	111.1
558	07-Aug-2008	44.1	79.2	95.1	14.9	13.2	101.1	110.0
559	08-Aug-2008	45.6	76.3	96.0	16.2	13.3	103.5	112.7
560	11-Aug-2008	48.8	79.2	98.7	25.1	13.3	104.2	118.0
561	12-Aug-2008	49.4	82.1	99.0	18.1	13.8	103.8	113.8
562	13-Aug-2008	47.2	77.0	95.4	15.1	13.0	102.7	113.4
563	14-Aug-2008	44.7	80.4	95.9	15.1	12.2	102.1	114.6
564	15-Aug-2008	48.5	79.9	94.1	16.8	13.1	103.7	114.6
565	18-Aug-2008	48.5	79.7	92.4	15.8	13.2	102.1	112.9
566	19-Aug-2008	47.1	77.2	98.7	14.8	13.1	101.2	111.4
567	20-Aug-2008	44.9	76.5	91.8	13.7	12.8	101.8	111.6
568	21-Aug-2008	42.9	75.0	92.2	14.1	12.2	102.8	111.2
569	22-Aug-2008	43.0	75.1	93.4	13.9	12.1	103.2	112.8
570	25-Aug-2008	42.7	71.9	91.1	14.8	11.9	101.2	110.5
571	26-Aug-2008	48.7	76.3	91.3	14.2	11.8	101.5	110.3
572	27-Aug-2008	48.9	79.7	93.1	16.3	11.5	102.4	111.3
573	28-Aug-2008	41.8	84.5	95.4	15.3	11.4	102.9	112.6
574	29-Aug-2008	41.9	83.1	94.7	16.7	11.2	102.4	110.6
575	01-Sep-2008	41.9	83.1	94.7	16.7	11.2	102.4	110.6
576	02-Sep-2008	42.2	92.6	95.0	14.7	10.9	102.8	109.7
577	03-Sep-2008	42.3	82.6	95.5	14.4	10.5	101.8	109.0
578	04-Sep-2008	41.5	75.1	92.1	14.8	10.0	99.8	105.5
579	05-Sep-2008	42.2	77.7	88.6	14.6	9.7	99.2	105.4
580	08-Sep-2008	41.9	90.8	91.2	11.7	9.2	101.2	106.0
581	09-Sep-2008	41.7	72.6	87.4	14.9	9.8	97.8	103.2
582	10-Sep-2008	41.9	73.1	89.9	13.6	7.7	89.4	104.1
583	11-Sep-2008	41.1	77.0	86.2	14.1	7.9	90.7	105.6
584	12-Sep-2008	41.0	93.3	96.0	14.1	7.1	100.8	105.6
585	15-Sep-2008	36.4	73.6	93.7	11.1	7.0	95.2	101.8
586	16-Sep-2008	48.0	74.6	91.9	12.5	6.4	96.3	103.1
587	17-Sep-2008	37.0	65.1	75.8	11.3	5.7	92.3	98.0
588	18-Sep-2008	35.2	73.6	81.0	16.5	5.6	95.6	102.7
589	19-Sep-2008	42.7	79.9	85.6	14.8	5.7	100.2	106.2
590	22-Sep-2008	43.1	73.6	92.8	12.8	5.7	96.4	101.9
591	23-Sep-2008	41.5	72.6	88.8	11.9	5.4	94.9	100.6
592	24-Sep-2008	48.6	73.4	91.3	12.2	5.1	94.7	100.7
593	25-Sep-2008	41.0	70.9	85.6	12.2	5.6	96.8	102.1
594	26-Sep-2008	41.0	71.2	92.6	12.2	5.4	96.9	102.0
595	29-Sep-2008	39.4	59.8	78.3	11.3	5.4	88.4	92.6
596	30-Sep-2008	39.9	65.4	78.6	11.6	5.4	93.1	97.7
597	01-Oct-2008	38.9	63.7	75.9	10.7	5.1	92.7	96.6
598	02-Oct-2008	36.8	56.4	71.5	11.3	4.7	89.8	92.3
599	03-Oct-2008	34.9	54.7	67.8	10.7	5.0	87.4	90.9
600	06-Oct-2008	35.7	49.7	64.6	10.7	4.9	84.4	87.9
601	07-Oct-2008	27.7	43.6	68.8	9.6	5.0	79.6	82.0
602	08-Oct-2008	24.2	43.7	57.4	7.8	4.6	79.7	81.3
603	09-Oct-2008	22.6	35.0	53.2	7.3	4.6	72.7	78.8

Highly Confidential

KPN00183802

	A	B	C	D	E	F	G	H
604	10-Oct-2008	23.7	25.4	53.0	6.8	4.1	71.8	77.0
605	13-Oct-2008	27.5	39.5	59.1	9.5	5.1	80.1	95.1
606	14-Oct-2008	25.9	37.6	56.1	9.6	4.9	79.7	83.1
607	15-Oct-2008	21.7	34.1	58.3	9.7	4.9	72.5	76.0
608	16-Oct-2008	23.2	32.4	49.7	10.1	4.6	75.8	80.2
609	17-Oct-2008	22.4	33.2	48.9	9.3	5.0	75.3	79.9
610	20-Oct-2008	23.5	32.4	51.1	8.4	5.0	78.7	82.7
611	21-Oct-2008	23.3	31.0	48.7	10.2	4.6	76.3	79.2
612	22-Oct-2008	23.1	29.8	42.1	8.5	4.6	71.6	75.5
613	23-Oct-2008	22.5	18.0	43.2	8.8	5.4	72.5	74.9
614	24-Oct-2008	21.1	18.2	35.1	8.7	5.2	70.8	72.5
615	27-Oct-2008	17.0	20.9	33.3	9.5	5.5	67.8	70.3
616	28-Oct-2008	18.4	23.7	32.1	8.8	5.9	75.3	77.0
617	29-Oct-2008	18.1	28.4	32.4	9.3	6.3	74.3	77.4
618	30-Oct-2008	18.7	28.6	32.1	6.8	6.5	76.2	79.3
619	31-Oct-2008	25.3	25.4	38.5	9.9	7.4	77.8	83.4
620	03-Nov-2008	24.9	27.6	34.0	9.4	7.2	77.2	80.6
621	04-Nov-2008	26.0	32.0	33.6	10.2	7.2	80.3	83.1
622	05-Nov-2008	24.7	25.0	32.2	9.6	7.1	76.1	78.5
623	06-Nov-2008	23.1	23.0	37.7	10.6	6.9	72.3	76.1
624	07-Nov-2008	24.3	22.0	44.1	10.5	6.2	74.3	76.9
625	10-Nov-2008	26.0	21.0	48.4	9.7	5.4	73.4	75.5
626	11-Nov-2008	24.9	21.3	44.6	9.8	5.0	71.8	73.6
627	12-Nov-2008	23.0	18.9	43.3	10.5	5.4	68.1	70.0
628	13-Nov-2008	24.1	22.0	48.9	9.9	5.4	72.8	74.6
629	14-Nov-2008	24.6	21.1	45.5	10.1	5.1	69.7	70.8
630	17-Nov-2008	23.8	21.8	42.6	9.4	4.9	67.8	69.2
631	18-Nov-2008	23.9	21.9	37.7	10.3	5.1	69.6	69.2
632	19-Nov-2008	17.4	18.2	33.7	9.8	4.2	64.4	64.7
633	20-Nov-2008	13.7	19.1	28.3	9.3	4.1	60.1	61.5
634	21-Nov-2008	13.8	19.1	38.8	10.3	3.6	63.3	64.7
635	24-Nov-2008	15.1	20.0	34.1	10.4	3.5	80.3	68.7
636	25-Nov-2008	14.1	20.6	39.7	11.4	3.0	68.5	68.4
637	26-Nov-2008	15.8	21.0	48.9	12.4	3.3	70.9	71.6
638	27-Nov-2008	15.8	21.8	48.9	10.9	3.2	70.9	71.6
639	28-Nov-2008	16.9	22.9	39.8	11.9	3.1	71.6	71.7
640	01-Dec-2008	14.4	20.2	33.5	12.5	3.0	65.2	65.2
641	02-Dec-2008	16.1	19.4	35.9	14.2	3.4	67.3	67.7
642	03-Dec-2008	17.1	20.1	36.5	14.7	3.2	69.5	69.7
643	04-Dec-2008	16.6	19.1	36.5	13.7	3.3	67.5	67.5
644	05-Dec-2008	17.0	19.4	36.1	12.7	4.3	70.3	70.5
645	08-Dec-2008	17.3	19.5	37.1	14.8	6.2	72.8	73.4
646	09-Dec-2008	16.6	18.2	37.3	10.9	6.1	71.8	72.8
647	10-Dec-2008	16.0	18.8	38.0	11.7	4.8	71.3	73.1
648	11-Dec-2008	14.3	18.6	35.3	11.8	3.1	69.8	70.4
649	12-Dec-2008	16.5	18.2	37.2	12.2	3.9	70.3	72.0
650	15-Dec-2008	14.5	18.2	33.9	11.3	3.5	69.4	70.4
651	16-Dec-2008	14.9	17.7	36.9	11.3	3.4	72.9	74.3
652	17-Dec-2008	15.4	17.4	37.4	11.6	3.4	72.1	73.8
653	18-Dec-2008	15.0	17.2	38.3	11.3	3.1	70.7	72.5
654	19-Dec-2008	17.8	15.5	48.2	7.3	1.7	70.8	73.1
655	22-Dec-2008	16.6	16.9	39.2	8.8	3.3	69.5	71.6
656	23-Dec-2008	14.6	16.2	36.2	7.9	2.8	68.9	71.1
657	24-Dec-2008	16.7	16.2	37.9	8.3	2.7	69.3	71.2
658	25-Dec-2008	16.7	16.2	37.9	8.3	2.7	69.3	71.2
659	26-Dec-2008	17.0	16.5	38.7	7.8	2.7	69.7	71.5
660	29-Dec-2008	15.7	15.7	38.5	7.8	2.6	69.4	70.5
661	30-Dec-2008	15.9	15.3	38.9	7.5	2.9	71.1	72.4
662	31-Dec-2008	16.1	16.9	41.2	7.5	2.9	72.1	73.7
663	01-Jan-2009	16.1	16.9	41.2	7.5	2.9	72.1	73.7
664	02-Jan-2009	17.8	17.3	41.2	7.5	2.8	74.4	76.2
665	05-Jan-2009	17.0	20.1	42.1	7.3	3.2	74.1	76.0
666	06-Jan-2009	14.7	22.3	43.0	7.3	3.3	74.6	77.2
667	07-Jan-2009	18.1	23.2	48.7	7.1	2.7	72.4	74.7
668	08-Jan-2009	18.2	22.0	42.2	7.1	2.8	72.7	75.5
669	09-Jan-2009	17.9	36.1	38.5	7.8	2.9	71.1	73.4
670	12-Jan-2009	17.6	29.3	37.4	6.7	2.7	69.5	71.9

Highly Confidential KPN00183803

Slide 56    Jan-2009 Jan-2009 Jan-2009 Jan-2009 Jan-2009 Jan-2009 Jan-2009 Jan-2009 Jan-2009 Jan-2009 Jan-2009 Jan-2009 Jan-2009 Jan-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Feb-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Mar-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009  Highly Confidential KPN00183804

Slide 57    Apr-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009 Apr-2009 May-2009 May-2009 May-2009 May-2009 May-2009 May-2009 May-2009  Highly Confidential KPN00183805